Exhibit 99.2

Multi-Color Declares Quarterly Dividend

Cincinnati, OH — Thursday, February 1, 2018 — Multi-Color Corporation (NASDAQ:LABL) announced today that its Board of Directors declared the Company’s quarterly cash dividend for the fourth quarter of fiscal year 2018. The dividend is a payment of five cents per common share, payable March 1, 2018, to shareholders of record at the close of business on February 15, 2018.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage, healthcare and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Southeast Asia, Australia, New Zealand, Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs over 8,700 associates across 70 operations globally and is a public company trading on the NASDAQ Global Select Market (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information, please contact: Sharon E. Birkett

Vice President and Chief Financial Officer

Multi-Color Corporation, (513) 345-5311